Exhibit 21

ADVANCED MICRO DEVICES, INC.

LIST OF SUBSIDIARIES

As of December 27, 2008

Domestic Subsidiaries	State or Jurisdiction Which Incorporated or Organized

Advanced Micro Devices Investments LLC (19)	Delaware

Advanced Micro Ltd.*	California

AMD Corporation*	California

AMD Malaysia LLC	Delaware

AMD (EMEA) LTD.	Delaware

AMD Far East Ltd.	Delaware

AMD International Sales & Service, Ltd.	Delaware

AMD Texas Properties, LLC	Delaware

AMD Latin America Ltd.	Delaware

AMD Saxony LLC	Delaware

AMD US Finance, Inc.(11)	Delaware

AMD (US) Holdings, Inc.	Delaware

AMD Investments, Inc.(1)	Delaware

AMD Technologies Holdings, Inc.	Delaware

AMD Technologies Investments, Inc. (20)	Delaware

AMD Technologies LLC (21)	Delaware

AMD FAB 36 LLC	Delaware

AMD FAB TECHNOLOGIES US, INC	Delaware

Foreign Subsidiaries

AMD Technologies SRL	Barbados

Advanced Micro Devices Belgium N.V.	Belgium

AMD South America LTDA(2)	Brazil

1252986 Alberta ULC(12)	Canada

Advanced Micro Devices (China) Co. Ltd.	China

AMD Technologies (China) Co. Ltd.(9)	China

Advanced Micro Devices (Shanghai) Co. Ltd.(9)	China

AMD Products (China) Co., Ltd (9)	China

AMD Technology Development (Beijing) Co.(10)	China

AMD Technologies Development (Suzhou) Co., Ltd.(9)	China

ATI Visual Technologies (Shanghai) Co. Ltd. (13)	China

Advanced Micro Devices S.A.S.	France

Advanced Micro Devices GmbH	Germany

AMD FAB 36 Limited Liability Company & Co. KG(3)	Germany

AMD FAB 36 Admin GmbH(4)	Germany

AMD FAB 36 Holding GmbH	Germany

AMD Saxony Limited Liability Company & Co. KG(5)	Germany

AMD Saxony Admin GmbH(6)	Germany

AMD Saxony Holding GmbH	Germany

AMD Management Services Limited Liability Company & Co. KG(24)	Germany

AMD India Engineering Centre Private Limited	India

Advanced Micro Devices S.p.A.	Italy

AMD Japan Ltd.	Japan

Advanced Micro Devices Sdn. Bhd.	Malaysia

Advanced Micro Devices Export Sdn. Bhd.(7)	Malaysia

Advanced Micro Devices Global Services (M) Sdn. Bhd.	Malaysia

AMD (Netherlands) B.V.(8)	Netherlands

AMD Technologies (Netherlands) Coöperatief U.A.(23)	Netherlands

AMD Netherlands Holding B.V. (22)	Netherlands

AMD Netherlands Technologies B.V. (22)	Netherlands

Advanced Micro Devices (Singapore) Pte. Ltd.	Singapore

AMD Technologies Singapore Pte. Ltd.	Singapore

Advanced Micro Devices, AB	Sweden

Advanced Micro Devices (U.K.) Limited	United Kingdom

ATI Technologies ULC (15)	Alberta

ATI Technologies (Bermuda) Limited (13)	Bermuda

ATI International SRL(13)	Barbados

ATI Technologies (Hungary) Ltd.	Hungary

AMD Research & Development Center India Private Limited (18)	India

ATI Technologies (Europe) Limited(13)	Ireland

ATI Technologies (L) Inc. (16)	Malaysia

Advanced Micro Devices Malaysia Ltd. (17)	Malaysia

Amersham 1099 Limited (14)	Hong Kong

ATI Technologies (Korea) Co., Ltd.(13)	Korea

ATI Technologies (H.K.) Ltd.(13)	Hong Kong

Advanced Micro Devices (Finland) Oy (13)	Finland

The Foundry Company (20)	Cayman Islands

(1)	Subsidiary of AMD (US) Holdings, Inc.

(2)	99.9% owned by AMD International Sales & Service, Ltd., 0.1% owned by AMD Far East Ltd.

(3)	Partnership in which AMD Fab 36 LLC is the general partner and AMD Fab 36 Holding GmbH and AMD Fab 36 Admin GmbH are the limited partners

(4)	Subsidiary of AMD Fab 36 Holding GmbH

(5)	Partnership in which AMD Saxony LLC is the general partner and AMD Saxony Holding GmbH and AMD Saxony Admin GmbH are the limited partners

(6)	Subsidiary of AMD Saxony Holding GmbH

(7)	Subsidiary of Advanced Micro Devices Sdn. Bhd.

(8)	Subsidiary of Advanced Micro Devices Export Sdn. Bhd.

(9)	Subsidiary of Advanced Micro Devices (China) Co. Ltd.

(10)	51% owned by Advanced Micro Devices, Inc., 49% owned by AMD Technologies (China) Co. Ltd.

(11)	91.67% owned by AMD, Inc., 8.33% owned by AMD U.S. Holdings Inc.

(12)	Subsidiary of AMD US Finance, Inc.

(13)	100% owned by ATI Technologies ULC

(14)	99.9% owned by ATI Technologies (L) Inc., 0.1% owned by ATI Technologies ULC

(15)	Subsidiary of 1252986 Alberta ULC. ATI International ULC, and ATI Technologies Distribution ULC amalgamated into ATI Technologies ULC on December 30, 2007.

(16)	Subsidiary of ATI Technologies (Bermuda) Limited

(17)	Subsidiary of ATI Technologies (L) Inc.

(18)	99% owned by ATI Technologies ULC, 1% owned by 1252986 Alberta ULC

(19)	100% owned by The Foundry Company

(20)	100% owned by AMD Technologies Holdings, Inc.

(21)	50% owned by The Foundry Company; 50% owned by AMD, Inc.

(22)	100% owned by AMD Technologies (Netherlands) Coöperatief U.A.

(23)	99% owned by The Foundry Company, 1% owned by Advanced Micro Devices Investments LLC

(24)	Partnership in which AMD Saxony LLC is the general partner and AMD Netherlands Holding B.V. is the limited partner.

(*)	Inactive